                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67804 of PRIMEDIA Inc. on Form S-4 of our reports dated February 1, 2001 (February 28, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
September 6, 2001